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                            SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

[X]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[X]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Sec. 240.14a-12



                  Lincoln National Convertible Securities Fund, Inc.
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                   (Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

         1. Title of each class of securities to which transaction applies:

         2. Aggregate number of securities to which transaction applies:

         3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         4.       Proposed maximum aggregate value of transaction:

         5.       Total fee paid:

[ ] Fee paid previously with preliminary proxy materials.
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[ ]      Check box if any part of the fee is offset as provided by
         Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:

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LINCOLN NATIONAL CONVERTIBLE SECURITIES FUND, INC.
ONE COMMERCE SQUARE
PHILADELPHIA, PA 19103

CAUTION


March 26, 2001
Dear Fellow Shareholder:
The Board of Directors of your Fund, Lincoln National Convertible Securities, Inc. (the "Fund"), wants to alert you that a dissident shareholder, Phillip Goldstein, has announced his intention to launch a costly and disruptive proxy contest in an attempt, among other things, to win two seats on your Board of Directors.
Mr. Goldstein is no stranger to your Fund, and our long-term shareholders may remember his similar and unsuccessful efforts of last year. Mr. Goldstein wants your Fund to convert to open-end status, an action which we believe could come at the expense of long-term shareholders. Your Board is unanimously opposed to Mr. Goldstein's solicitation.
You may expect to be approached by Mr. Goldstein, or his associates, in his attempt to get you to sign his proxy card. Your Fund's proxy materials relating to the solicitation will be mailed to you shortly. We caution you against inadvertently signing a proxy card for Mr. Goldstein or taking any other action which might not be in your own best interests.
We regret that your Fund again is faced with a disruptive and costly proxy contest, but we assure you that your Board will continue to act vigorously to protect your best interests. Again, we caution you NOT to sign any proxy card or other materials you may receive from Mr. Goldstein.
As further information becomes available, we will keep you updated. On behalf of your Board of Directors, thank you for your interest and continued support.


Sincerely,


/s/ David K. Downes
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David K. Downes
President

This information was furnished on behalf of the Fund, its Board of Directors and Fund management. Information regarding the participants in the Fund's proxy solicitation and their interest in such solicitation may be obtained by reviewing the Fund's preliminary proxy materials which have been filed with the Securities and Exchange Commission ("SEC"). Your Fund will shortly be sending you definitive proxy materials which you should read as they contain important information. You may obtain a copy of the Fund's preliminary and definitive proxy materials when filed, free of charge at the SEC's web site at http://www.sec.gov. The Fund will also provide you with a copy of its materials without charge. Please contact D.F. King at the toll-free number provided below. If you have any questions or need assistance, please call D.F. King & Co., Inc., which is assisting your Fund in this matter, at 1-800-628-8536.